UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2016

DC Industrial Liquidating Trust

(Exact name of registrant as specified in its charter)

Maryland	000-54372	47-7297235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 16, 2016, the Board of Trustees of DC Industrial Liquidating Trust (the “Trust”) adopted Amendment No. 1 (the “Amendment”) to the Trust’s Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”). The Amendment provides that, upon the consent of the Trust, the Trust’s beneficiaries may change the title of their beneficial interests from joint tenancy to sole ownership or from sole ownership to joint tenancy with a spouse or domestic partner. Prior to the Amendment, the Declaration of Trust prohibited all transfers of units of beneficial interest, except by will, intestate succession or operation of law, and except for certain limited transfers by a tax-qualified employee retirement plan or account to the extent required to satisfy a required minimum distribution. The Amendment is effective September 19, 2016.

The foregoing description of the Amendment is a summary only and is qualified in its entirety by the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment No. 1 to Amended and Restated Agreement and Declaration of Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DC INDUSTRIAL LIQUIDATING TRUST

September 20, 2016	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Chief Financial Officer

EXHIBIT INDEX

10.1	Amendment No. 1 to Amended and Restated Agreement and Declaration of Trust